CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting part of the Registration Statement (file No. 333-43134) on form S-1 of our report dated July 21, 2000, relating to the financial statements of American Residential Funding, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                    /S/ MCKENNON, WILSON & MORGAN, LLP
                                    ----------------------------------
                                    MCKENNON, WILSON & MORGAN, LLP

Irvine, California
March 13, 2001